Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-75686, 333-72248, 333-51912, 333-35223, 33-60459, 33-67128, 33-56913, 33-17552, 33-41660, 33-50998, 333-84959, 333-111949, and 333-148518 on Form S-8 and Nos. 33-56921 and 333-112254 on Form S-3 of our report dated February 29, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No.109, effective January 1, 2007, and the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006), relating to the financial statements and financial statement schedule of the Timberland Company, and our report dated February 29, 2008 related to the effectiveness of the Timberland Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Timberland Company for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP Boston, Massachusetts February 29, 2008